EXHIBIT 10.1

            THIRD AMENDMENT TO CASTLE DENTAL CENTERS, INC.
                   OMNIBUS STOCK AND INCENTIVE PLAN

                         W I T N E S S E T H:

        WHEREAS, Castle Dental Centers, Inc. (the "Company") presently maintains the Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan (the "Plan") which became effective on January 23, 1996; and

        WHEREAS, the Company, pursuant to Section 8.2 of the Plan, has the right to amend the Plan from time to time subject to certain limitations.

        NOW, THEREFORE, in order to make various revisions desired by the Company, the Plan is hereby amended in the following manner:

        1. Paragraph 2.1.5 is amended to read as follows:

                "2.1.5 "Committee" means all or certain members of the Committee as described in Section 3.1."

        2. Paragraph 3.1 is amended to read as follows:

                "3.1 COMMITTEE. The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board while administering the Plan shall hereinafter be referred to as the "Committee"."

        3. Paragraph 4.1 is amended to read as follows:

                "4.1 STOCK RESERVED. Subject to adjustment as provided in
        Section 4.2 hereof, the aggregate number of shares of Stock that may be issued under this Plan shall not exceed 750,000. The shares subject to this Plan shall consist of authorized but unissued shares of Stock or treasury Stock and such number of shares shall be and is hereby reserved for issuance for such purpose. Any of such shares which may remain unissued and which are not subject to outstanding Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan, but until termination of this Plan or the termination of the last of the Awards granted under this Plan, whichever last occurs, the Company shall at all times reserve a sufficient number of shares to meet the requirements of this Plan. To the extent that an Award lapses or the rights of the Participant holding such Award terminate or the Award is paid in cash, any shares of Stock subject to such Award may again be made subject to another Award under this Plan."

        4. Paragraph 6.3.2 is deleted.

        5. Paragraph 6.3.3 is redesignated as Paragraph 6.3.2.

        6. Paragraph 6.3.4 is redesignated as Paragraph 6.3.3.

        7. Paragraph 6.3.5 is deleted.

        8. Paragraph 6.3.6 is deleted.

        9. Paragraph 6.3.7 is redesignated as Paragraph 6.3.4.

        10. Paragraph 10.2 is amended to read as follows:

                "10.2 STOCK WITHHOLDING ELECTIONS. Subject to the consent of the Committee, due to (i) the exercise of a Nonqualified Option or (ii) the lapse of restrictions on Restricted Stock, a Participant may make an irrevocable election to (a) have shares of Stock otherwise issuable under (i) withheld, or (b) tender back to the Company shares of Stock received pursuant to (i) or (ii), or (c) deliver back to the Company pursuant to (i) or (ii) previously-acquired shares of Stock of the Company having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total Federal, state, and local tax obligations associated with the transaction, provided that such tax withholding or stock delivery right was specifically pre-approved by the Committee as a feature of the Nonqualified Option or Restricted Stock or is otherwise approved in accordance with Rule 16b-3. Such elections must be made by a Participant on or prior to the date the amount of tax to be withheld is determined (the "tax date")."

        11. Paragraph 10.3 is deleted.

        12. Paragraph 10.4 is redesignated as Paragraph 10.3 and is amended to read as follows:

                "10.3 STOCK WITHHOLDING DELIVERY REQUIREMENTS. Pursuant to rules adopted by the Committee, when a Participant makes an election under Code Section 83(b), and the Participant elects share withholding pursuant to Subsection 10.2 above, the full number of shares of Stock shall be issued or transferred to the Participant upon the exercise of the Nonqualified Option, but the Participant shall be unconditionally obligated to tender back or deliver to the Company the proper number of shares on the tax date. When the tax date occurs in connection with the lapse of restrictions on Restricted Stock and the Participant elects share withholding, the Participant shall be unconditionally obligated to tender back or deliver to the Company a sufficient number of shares of Stock of the Company to satisfy the tax obligations on the tax date."



        IN WITNESS WHEREOF, the Company has executed this Third Amendment to the Castle Dental Centers, Inc. Omnibus Stock and Incentive Plan to be effective as of this ___ day of August, 1997.

                              CASTLE DENTAL CENTERS, INC.

Attest:
                              By:    JACK H. CASTLE, JR.
                                     Jack H. Castle, Jr.
                                     Chairman and Chief Executive Officer
JOHN M. SLACK
John M. Slack
Secretary